CERTIFICATIONS PURSUANT TO SECTION 906 EX-99.906CERT

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Legg Mason Partners Premium Money Market Trust – Citi Premium U.S. Treasury Reserves (the “Registrant”), each certify to the best of his knowledge that:

     1. The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2007 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Legg Mason Partners Premium	Legg Mason Partners Premium
Money Market Trust -	Money Market Trust -
Citi Premium U.S. Treasury Reserves	Citi Premium U.S. Treasury Reserves

/s/ R. Jay Gerken	/s/ Frances M. Guggino
R. Jay Gerken	Frances M. Guggino
Date: November 7, 2007	Date: November 7, 2007

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.